Exhibit 99.1
STREAMLINE HEALTH SOLUTIONS, INC.
News Release of Streamline Health Solutions, Inc. Dated August 21, 2006

News Release
Visit our web site at: www.streamlinehealth.net

COMPANY CONTACT: Paul W. Bridge, Jr. Chief Financial Officer (513) 794-7100
FOR IMMEDIATE RELEASE
STREAMLINE HEALTH SOLUTIONS, INC. REPORTS SECOND QUARTER
FISCAL 2006 RESULTS
First Half Revenues Up 25% Compared With First Half of 2005
Cincinnati, Ohio, August 21, 2006 -— Streamline Health Solutions, Inc. (NASDAQ Capital Market: STRM), a leading provider of integrated document management and workflow solutions, today announced the financial results for the second quarter and first six months
Revenues for the second quarter of fiscal 2006 were up 13% to $4,582,706 compared with $4,065,731 reported in the second quarter of last year. The operating profit for the quarter was $240,957, compared with an operating profit of $547,196 in the second quarter of last year. The net income for the quarter was $214,727, or $0.02 per basic and diluted common share, compared with a net income of $519,269, or $0.06 per basic and diluted common share in the second quarter of last year.
Revenues for the first six months of fiscal 2006 were up 25% to $8,431,129 compared with $6,762,604 reported in the first six months of last year. The operating profit for the first six months of was $169,514 compared with an operating profit of $293,078 in the first six months of last year. The net income for the first six months was $134,849, or $0.01 per basic and diluted common share, compared with net income of $242,750, or $0.03 per basic and diluted common share in the first six months of last year.
Second Quarter Highlights include:
     • The finalizing of our corporate name change to Streamline Health Solutions, Inc. (STRM) on the NASDAQ Capital Market, which more accurately describes our capabilities and the breadth of the solutions that we provide to enable healthcare providers to streamline their document-centric business and clinical processes.
     • The announcement of the new Standard Register strategic alliance to expand our distribution capabilities to healthcare organizations and leverage our mutual installed base of customers.
     • The announcement that Thomas Hospital in Fairhope, Alabama has selected Streamline Health as its enterprise document workflow solution to achieve business process improvements.
     • The announcement that Nassau University Medical Center has selected Streamline Health to implement its enterprise business process management solutions for Health Information Management workflows and document management.
     • The announcement that T. J. Sampson Community Hospital has selected Streamline Health to provide workflow solutions for their Health Information Management business process initiative via Streamline Health’s remote Application Hosting Services.
     • The announcement that the Nebraska Medical Center has selected Streamline Health’s enterprise workflow and document management solutions to integrate with its current GE Centricity Enterprise solution, (formerly IDX® CarecastTM).
     • The announcement that HealthCare Resolution Services, Inc. has entered into a strategic alliance with Streamline Health to utilize the Streamline Health Application Hosting Services for Coding Workflow for use with its military and Federal agency clients.
Brian Patsy, Streamline Health’s Chairman and Chief Executive Officer, stated, “The planned investments for 2005 and 2006 in our sales and marketing programs, business development initiatives and research and development continue to pay dividends. As a result of the significant sales achievements and strategic business relationships, during the first half of the current year our total sales increased by more than $1.6 million, or 25%, with our system sales accounting for $1.2 million of the total increase.”
Mr. Patsy continued, “Our sales pipeline is very strong and continues to grow as the healthcare market looks for ways to streamline inefficient business processes to lower expense and improve patient care. During the quarter we added two important new distribution partners to compliment our continued distribution relationship with GE Healthcare.”
Mr. Patsy concluded, “For the first half of our fiscal year, we are on plan for anticipated revenue growth, and ahead of plan for operating profitability notwithstanding the planned increased investment in all areas of our operations. We have successfully assimilated our nearly 40 percent growth in personnel last year and have nearly completed our planned approximately 15 percent growth in personnel this year. As a result, we believe we have the resources in place to deliver on our plan and fuel our continued growth. Accordingly, we believe that we are on course to achieve continuing improved operating results in the final six months of the current fiscal year, and we continue to feel comfortable with our guidance regarding approximately 25 percent revenue growth for the entire year.”
Conference Call Information
In conjunction with Streamline Health’s Second Quarter Fiscal 2006 earnings release, you are invited to listen to its conference call which will be held at 10:00 a.m. eastern time, on Tuesday August 22, 2006. The call will feature remarks from J. Brian Patsy, Chief Executive Officer, William A. Geers, Chief Operating Officer and Paul W. Bridge, Jr., Chief Financial Officer.
To access the call, dial 800.599.9795 approximately five minutes prior to the start of the call. To access the call via the webcast, go to www.streamlinehealth.net before the call is scheduled to begin. The webcast will also be available on our web site for 30 days.
About Streamline Health Solutions, Inc.
Streamline Health is a leading supplier of workflow and document management tools, applications and services that assist strategic business partners and healthcare organizations to improve operational efficiencies through business process optimization. The Company provides integrated tools and technologies for automating document-intensive environments, including document workflow, document management, e-forms, portal connectivity, optical character recognition (OCR) and interoperability.
The company’s workflow-based services offer solutions to inefficient and labor-intensive healthcare business processes throughout the revenue cycle, such as chart coding, abstracting and completion, remote physician order processing, pre-admission registration scanning and signature capture, insurance verification, secondary billing services, explanation of benefits processing and release of information processing. The company’s solutions also address the document workflow needs of the Human Resource and Supply Chain Management processes of the healthcare enterprise. All solutions are available for purchase or through a remote hosting services model that better matches customers’ capital or operating budget needs.
Streamline Health’s solutions create a permanent document-based repository of historical health information that is complementary and can be seamlessly integrated with existing disparate clinical, financial and administrative information systems, providing convenient electronic access to all forms of patient information from any location, including secure web-based access. These integrated solutions allow providers and administrators to link existing systems with documents, which can dramatically improve the availability of patient information while decreasing direct costs associated with document retrieval, work-in-process, chart processing, document retention, and archiving. For additional information, please visit our website at http://www.streamlinehealth.net.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995
Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties. The forward-looking statements contained herein are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. These risks and uncertainties include, but are not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, key strategic alliances with vendors that resell the Company products, the ability of the Company to control costs, availability of products produced from third party vendors, the healthcare regulatory environment, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
STATEMENTS FOLLOW

STREAMLINE HEALTH SOLUTIONS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2006	2005	2006	2005
Revenues:
Systems sales	$1,706,646	$1,571,893	$2,915,308	$1,712,697
Services, maintenance and support	2,070,082	1,753,322	3,898,349	3,552,346
Application-hosting services	805,978	740,516	1,617,472	1,497,561

Total revenues	4,582,706	4,065,731	8,431,129	6,762,604
Operating expenses:
Cost of systems sales	929,511	666,753	1,555,918	946,940
Cost of services, maintenance and support	853,663	742,634	1,692,335	1,503,998
Cost of application-hosting services	297,146	237,793	577,376	488,695
Selling, general and administrative	1,502,742	1,291,927	2,917,620	2,348,808
Product research and development	758,687	579,428	1,518,366	1,181,085

Total operating expenses	4,341,749	3,518,535	8,261,615	6,469,526

Operating income	240,957	547,196	169,514	293,078
Other income expense:
Interest income	19,509	20,097	52,500	37,891
Interest expense	(41,739)	(31,024)	(83,165)	(71,219)

Earnings before taxes	218,727	536,269	138,849	259,750
Income taxes	(4,000)	(17,000)	(4,000)	(17,000)

Net earnings	$214,727	$519,269	$134,849	$242,750

Basic net earnings per common share	$0.02	$0.06	$0.01	$0.03

Diluted net earnings per common share	$0.02	$0.06	$0.01	$0.03

Number of shares used in per common Share computation — basic	9,189,642	9,108,146	9,179,165	9,097,564

Number of shares used in per common Share computation — diluted	9,684,189	9,286,607	9,755,786	9,306,761

STREAMLINE HEALTH SOLUTIONS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS

	July 31,	July 31,	January 31,
	2006	2005	2006
Assets
Current assets:
Cash	$1,960,996	$4,167,521	$4,634,219
Accounts receivable	4,038,542	1,777,285	2,317,495
Contract receivables	2,304,572	1,396,192	2,268,913
Allowance for doubtful accounts	(200,000)	(200,000)	(200,000)
Other, including deferred federal tax asset	1,177,693	788,297	967,731

Total current assets	9,281,803	7,929,295	9,988,358
Property and equipment:
Computer equipment	2,232,357	1,732,431	2,120,321
Computer software	1,081,480	938,232	989,556
Office furniture, fixtures and equipment	777,753	726,215	736,858
Leasehold improvements	534,680	520,322	522,863

	4,626,270	3,917,200	4,369,598
Accumulated depreciation and amortization	(3,058,287)	(2,319,303)	(2,666,784)

	1,567,983	1,597,897	1,702,814
Contract receivables	728,541	—	728,541
Capitalized software development costs, net of accumulated Amortization of $4,574,900, $3,633,230 and $4,033,232 respectively	2,965,027	2,256,699	2,706,697
Other, primarily deferred federal tax asset	1,330,836	708,241	1,306,741

	$15,874,190	$12,492,132	$16,433,151

Liabilities, convertible redeemable preferred stock and stockholders’ equity
Current liabilities:
Accounts payable	$896,448	$858,934	$1,055,539
Accrued compensation	460,912	409,801	1,139,587
Accrued other expenses	677,054	742,323	744,112
Deferred revenues	3,764,541	2,191,968	2,617,184
Current portion of capitalized leases	87,925	52,406	84,951
Current portion of long term-debt	1,000,000	1,000,000	1,000,000

Total current liabilities	6,886,880	5,255,432	6,641,373
Non-current portion of long-term debt	—	1,000,000	1,000,000
Non-current portion of lease incentive	260,464	237,091	293,409
Non-current portion of capitalized leases	102,332	—	147,051
Stockholders’ equity:
Convertible redeemable preferred stock, $0.01 par value per share, 5,000,000 shares authorized	—	—	—
Common stock, $0.01 par value per share, 25,000,000 shares Authorized, 9,211,399 shares, 9,120,541 shares and 9,159,541 shares issued, respectively	92,114	91,205	91,595
Capital in excess of par value	35,228,130	35,047,305	35,090,302
Accumulated (deficit)	(26,695,730)	(29,138,901)	(26,830,579)

Total stockholders’ equity	8,624,514	5,999,609	8,351,318

	$15,874,190	$12,492,132	$16,433,151

STREAMLINE HEALTH SOLUTIONS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	Six Months
	2006		2005
Operating activities:
Net earnings		$134,849		$242,750
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization		933,171		723,176
Share-based compensation expense		53,029		—
Cash provided by (used for) assets and liabilities:
Accounts, contract and installment receivables		(1,756,706)		332,733
Other assets		(209,962)		(102,181)
Accounts payable and accrued expenses		(904,824)		129,541
Deferred revenues		1,147,357		(39,474)

Net cash (used for) provided by operating activities		(603,086)		1,286,545

Investing activities:
Purchases of property and equipment		(256,672)		(682,459)
Capitalization of software development costs		(799,998)		(600,000)
Other		(57,040)		53,373

Net cash (used for) investing activities		(1,113,710)		(1,229,086)

Financing activities:
Payment of long-term debt		(1,000,000)		—
Payment of capitalized leases		(41,745)		(115,715)
Exercise of stock options and stock purchase plan		85,318		44,704

Net cash (used for) financing activities		(956,427)		(71,011)

Decrease in cash and cash equivalents		(2,673,223)		(13,552)
Cash and cash equivalents at beginning of year		4,634,219		4,181,073

Cash and cash equivalents at end of period		$1,960,996		$4,167,521

Supplemental cash flow disclosures:
Interest paid		$83,165		$42,233

Income taxes paid (refund)		$38,300		$(27,874)

Leasehold improvements (included in property and equipment) paid for by the landlord as a lease	$		$
inducement		—		326,000

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